POWER OF ATTORNEY

The undersigned, being a
person required to file a
statement under Section
16(a) of the Securities
Exchange Act of 1934, as
amended the '1934 Act'),
with respect to MBIA
Capital/Claymore Managed
Duration Investment Grade
Municipal Fund, a Delaware
statutory trust, hereby
authorizes, designates and
appoints Kevin M. Robinson or
Melissa J. Nguyen to act as
attorney-in-fact to execute and
file  statements on Form 3,
Form 4 and Form 5 and any
successor forms adopted by
the Securities Exchange
Commission, as required by the
1934 Act and the Investment
Company Act of 1940,
as amended, and the rules
thereunder, and to take such
other actions as such
attorney-in-fact may deem
necessary or appropriate in
connection with such statements,
hereby confirming and
ratifying all actions that such
attorney-in-fact has taken or
may take in reliance hereon.
This power of attorney shall
continue in effect until the
undersigned no longer has
an obligation to file statements
under the section cited above,
or until specifically terminated
in writing by the undersigned.

IN WITNESS WHEREOF, the
undersigned has duly executed
this power of attorney as of the
29th day of May, 2008.

/s/ J. Thomas Futrell